Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Jason Curtis, Interim Chief Financial Officer
email: jcurtis@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Record First Quarter Revenue,
Reaffirms Full Year Guidance

Houston, TX, May 6, 2026 – U.S. Physical Therapy, Inc. (“USPH” or the “Company”) (NYSE, NYSE Texas: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services (“IIP”), today reported results for the first quarter ended March 31, 2026 (“Q1 2026”).
•	Total net revenue of $198.3 million for Q1 2026, a 7.9% increase over the first quarter ended March 31, 2025 (“Q1 2025”).
•
Net income attributable to USPH shareholders of $5.0 million for Q1 2026, compared to $9.9 million for Q1 2025. Included in pretax income for Q1 2026 was a loss on change in fair value of contingent earn out consideration of $2.0 million versus a gain of $4.8 million in Q1 2025. Under GAAP, changes in the value of redeemable noncontrolling interests, representing our partners’ ownership stakes in subsidiaries not fully owned by USPH, are excluded from net income but are included in the calculation of earnings per share. Strong performance in Q1 2026 increased the value of these ownership interests which had a dilutive effect on earnings per share. Loss per share of $0.12 for Q1 2026, compared to earnings per share of $0.80 in the prior-year period.

•
Operating results (1), a non-GAAP measure, of $7.0 million for Q1 2026 compared to $7.3 million for Q1 2025, with operating results per share of $0.46 compared to $0.48 over the same periods, respectively.

•	Adjusted EBITDA (1), a non-GAAP measure, of $20.2 million for Q1 2026 compared to $19.5 million for Q1 2025, a $0.7 million increase.

Chris Reading, Chairman and Chief Executive Officer commented, “I want to begin by thanking our partners and clinical teams for their tremendous care and their continued efforts on behalf of our patients and across several important initiatives this year.  These include a partial virtualization of our front desk;  company-wide rollout of ambient-listening technology to improve documentation efficiency and allow for more patient-centric interaction; remote therapeutic monitoring for our traditional Medicare patients to facilitate greater home program adherence positively impacting care and outcomes; and targeted cash-based program expansion across our top partnerships impacting care and outcomes as well as overall margin.  These initiatives, along with our very important hospital alliance focus, will bear fruit particularly in the second half of the year.”
Mr. Reading continued “Additionally, and importantly, we recently completed our expanded and upgraded credit facility which gives us tremendous capacity for continued growth in physical therapy, industrial injury prevention, and our new and very focused efforts to expand our hospital alliance footprint.   In this first quarter we had very positive announcements across all of those initiatives with more good things to come.”
(1)    These are non-GAAP Measures. Please refer to the section titled “Reconciliation of Non-GAAP Measures to the Most Directly Comparable GAAP Measure” for the definition and reconciliation of Adjusted EBITDA, Operating Results and other non-GAAP measures to the most directly comparable GAAP measure.

U.S. Physical Therapy Press Release	Page 2
May 6, 2026

FIRST QUARTER RESULTS
•	Physical therapy net revenue was $167.7 million for Q1 2026, a 7.2% increase versus Q1 2025, including a 2.5% increase in revenues at mature clinics.
•	Patient visits were 1,543,144 for Q1 2026, a 6.9 % increase versus Q1 2025, with average daily visits per clinic of 31.8 for Q1 2026 compared to 31.2 for Q1 2025.
•	Net rate per physical therapy visit was $106.49 for Q1 2026 compared to $105.66 for Q1 2025.
•	Physical therapy margin was 15.8% for Q1 2026 compared to 16.6% for Q1 2025. Adjusted physical therapy margin (1) was 16.1% compared to 16.8%, over the comparable prior year period.
•	IIP revenue was $30.6 million for Q1 2026, an 11.8% increase versus Q1 2025, including an 8.2% same store increase.
•	IIP margin was 20.4% for Q1 2026 compared to 18.6% for Q1 2025.
•
Corporate expense as a percentage of total revenue was 9.2% for Q1 2026 compared to 8.8% for Q1 2025. Adjusted corporate expense (1)  as a percentage of total revenue was 8.8% and 8.5% over the same periods, respectively.

•	The Company added 15 and closed 12 owned and/or managed clinics, bringing the total clinic count to 783 as of March 31, 2026.
•
During Q1 2026, the Company acquired a 50% interest in an eight-clinic practice currently generating approximately $8.0 million in annual revenue and approximately 66,000 in annual visits, and a 70% interest in an industrial injury prevention business currently generating approximately $7.0 million in annual revenues.

(1)
These are non-GAAP Measures. Please refer to the section titled “Reconciliation of Non-GAAP Measures to the Most Directly Comparable GAAP Measure” for the definition and reconciliation of Adjusted EBITDA, Operating Results and other non-GAAP measures to the most directly comparable GAAP measure.

BALANCE SHEET AND CASH FLOW

•
Cash and cash equivalents were $28.4 million as of March 31, 2026 compared to $35.6 million as of December 31, 2025.  The Company had outstanding borrowings under the Company’s credit facility of $203.9 million as of March 31, 2026 compared to $161.8 million as of December 31, 2025.

•
As previously announced, on April 14, 2026, the Company closed on a $450.0 million, five-year credit facility that includes a $175.0 million term loan and a $275.0 million revolver with a maturity date of April 14, 2031. This is an increase and extension of the Company’s prior $325.0 million credit facility which was due to expire on June 17, 2027.

•	The Company’s Board of Directors declared a quarterly dividend of $0.46 which will be payable on June 12, 2026 to shareholders of record on May 22, 2026.

FULL YEAR EARNINGS GUIDANCE

Management reaffirmed the Company’s full year 2026 adjusted EBITDA guidance of $102.0 million to $106.0 million, which includes the partial year impact of two previously announced hospital affiliations and the January 1, 2026 Medicare rate increase.

The two previously announced strategic hospital alliances are expected to be accretive to the Company’s revenue, EBITDA, and margins. Upon full integration of the 60 Metro clinics, the incremental annualized EBITDA contribution to Metro is expected to be at least $12 million, with the corresponding impact to USPH estimated to be at least $6 million, reflecting its 50% ownership interest in Metro. Upon full integration of the second subsidiary partner’s ten clinics, the incremental annualized EBITDA contribution to the subsidiary partner is expected to be at least $2 million, with the corresponding impact to USPH estimated to be at least $1.3 million, reflecting its 65% ownership interest in the subsidiary partner.  The Company’s 2026 guidance reflects the phased ramp-up of these affiliations beginning May 2026.

CONFERENCE CALL INFORMATION

U.S. Physical Therapy’s management will host a conference call at 10:30 a.m. ET / 9:30 a.m. CT, on May 7, 2026, to discuss the Company’s financial results for the first quarter ended March 31, 2026. Interested parties may participate in the call by dialing (800) 445-7795 (Primary) or (785) 424-1699 (Alternate) and conference ID of USPHQ126. Please call approximately 10 minutes before the call is scheduled to begin. To listen to the live call, go to the Company’s website at  www.usph.com at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, a playback of the conference call can be accessed until August 5, 2026, on the Company’s website.

U.S. Physical Therapy Press Release	Page 3
May 6, 2026

FORWARD-LOOKING STATEMENTS

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	compliance with state laws and regulations relating to the corporate practice of medicine and fee splitting, and associated fines and penalties for failure to comply ;
•
competitive, economic or reimbursement conditions in or markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	the impact of a termination of one or more of the Company’s hospital affiliation arrangements, which could have an adverse impact on revenue and the results of operations;
•	the impact of future public health crises and epidemics/pandemics;
•	certain of our acquisition agreements contain put-rights related to a future purchase of significant equity interests in our subsidiaries or in a separate company;
•	the impact of future vaccinations and/or testing mandates at the federal, state and/or local level, which could have an adverse impact on staffing, revenue, costs and the results of operations;
•	our debt and financial obligations could adversely affect our financial condition, our ability to obtain future financing and our ability to operate our business;
•	changes as the result of government enacted national healthcare reform;
•	the ability to control variable interest entities for which we do not have a direct ownership;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	revenue and earnings expectations;
•	contingent consideration provisions in certain of our acquisition agreements, the value of which may impact future financial results;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions, including but not limited to inflationary and recessionary periods;
•
actual or perceived events involving banking volatility or limited liability, defaults or other adverse developments that affect the U.S or the international financial systems, may result in market wide liquidity problems which could have a material and adverse impact on our available cash and results of operations;

•	our business depends on hiring, training, and retaining qualified employees;
•	availability and cost of qualified physical therapists;
•
competitive environment in the industrial injury prevention services business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	our ability to identify and complete acquisitions, and the successful integration of the operations of the acquired businesses;
•	impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non-controlling interest (minority interests);
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•
maintaining clients for which we perform management, industrial injury prevention related services, and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;

•	maintaining adequate internal controls;
•	use of generative artificial intelligence;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. For additional information regarding these and other risks and uncertainties, that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

GLOSSARY OF TERMS – REVENUE METRICS

Mature clinics are clinics (physical clinic locations and home-care business units) opened or acquired prior to January 1, 2025, and are still operating as of the balance sheet date.

Net rate per patient visit is net patient revenue related to our physical therapy operations divided by total number of patient visits (defined below) during the periods presented.

Patient visits is the number of unique patient visits during the periods presented for both physical clinic locations and home-care.

Average daily visits per clinic per day is patient visits (excluding home-care visits) divided by the number of days in which normal business operations were conducted during the periods presented and further divided by the average number of clinics in operation during the periods presented.

ABOUT U.S. PHYSICAL THERAPY, INC.

Founded in 1990, U.S. Physical Therapy, Inc. owns and/or manages 783 outpatient physical therapy clinics in 44 states. USPH clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. USPH also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.
More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 4
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2026	March 31, 2025

Net patient revenue	$164,328	$152,547
Other revenue	33,958	31,241
Net revenue	198,286	183,788
Operating cost
Salaries and related costs	119,488	111,249
Rent, supplies, contract labor and other	38,452	33,844
Depreciation and amortization	5,658	5,540
Provision for credit losses	2,004	1,848
Clinic closure costs - lease and other	(68)	242
Total operating cost	165,534	152,723

Gross profit	32,752	31,065

Corporate office costs	18,274	16,245
Loss (gain) on change in fair value of contingent earn-out consideration	1,997	(4,822)
Operating income	12,481	19,642

Other (expense) income
Interest expense, debt and other	(2,791)	(2,279)
Interest income from investments	16	24
Change in revaluation of put-right liability	363	(404)
Equity in earnings of unconsolidated affiliate	363	393
Loss on sale of a partnership	-	(123)
Other	131	75
Total other expense	(1,918)	(2,314)
Income before taxes	10,563	17,328

Provision for income taxes	2,407	3,860

Net income	8,156	13,468

Less: Net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,514)	(2,012)
Non-controlling interest - permanent equity	(604)	(1,557)
	(3,118)	(3,569)

Net income attributable to USPH shareholders	$5,038	$9,899

Basic and diluted (loss) earnings per share attributable to USPH shareholders (1)	$(0.12)	$0.80

Shares used in computation - basic and diluted	15,167	15,132

Dividends declared per common share	$0.46	$0.45

(1) See Reconciliation of GAAP to Non-GAAP Measures section of this press release for the calculation of basic and diluted earnings per share.

U.S. Physical Therapy Press Release	Page 5
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(IN THOUSANDS)
	Three Months Ended
	March 31, 2026	March 31, 2025

Net income	$8,156	$13,468
Other comprehensive gain:
Unrealized gain (loss) on cash flow hedge	360	(1,331)
Tax effect at statutory rate (federal and state)	(96)	340
Comprehensive income	$8,420	$12,477

Comprehensive income attributable to non-controlling interest	(3,118)	(3,569)
Comprehensive income attributable to USPH shareholders	$5,302	$8,908

U.S. Physical Therapy Press Release	Page 6
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
SEGMENT INFORMATION

	Three Months Ended		Variance
	March 31, 2026	March 31, 2025		$	%
	(In thousands, except percentages)
Physical Therapy Operations
Revenue related to:
Mature Clinics (1)	$153,579	$149,866	$3,713		2.5%
Clinic additions (2)	10,540	847	9,693		* (10)
Clinics sold or closed (3)	209	1,834	(1,625)		* (10)
Net patient revenue	164,328	152,547	11,781		7.7%
Other (4)	3,348	3,861	(513)		(13.3)%
Total	167,676	156,408	11,268		7.2%
Operating costs (5)(7)	141,179	130,449	10,730		8.2%
Gross profit	$26,497	$25,959	$538		2.1%

IIP
Net revenue	$30,610	$27,380	$3,230		11.8%
Operating costs (7)	24,355	22,274	2,081		9.3%
Gross profit	$6,255	$5,106	$1,149		22.5%

Financial and operating metrics (not in thousands):
Net rate per patient visit (1)	$106.49	$105.66	$0.83		0.8%
Patient visits (1)	1,543,144	1,443,805	99,339		6.9%
Average daily visits per clinic (1)	31.8	31.2	0.6		1.9%
Physical threrapy operations gross profit margin (7)	15.8%	16.6%
Physical therapy operations adjusted gross profit margin (4)(5)(6)(7)(9)	16.1%	16.8%
IIP gross profit margin (7)	20.4%	18.6%
Adjusted salaries and related costs per visit (6)(8)	$64.20	$63.53	$0.67		1.1%
Adjusted operating costs per visit (6)(7)(8)(9)	$90.31	$88.77	$1.54		1.7%

(1) See Glossary of Terms - Revenue Metrics for definition.
(2) Includes 13 owned clinics added during Q1 2026 and 47 owned clinics added during the year ended December 31, 2025. See Clinic Count Roll Forward included in the Supplemental Financial and Performance Metrics table for additional information.

(3) Includes four owned clinics closed during Q1 2026 and 23 owned clinics closed during the year ended December 31, 2025. See Clinic Count Roll Forward included in the Supplemental Financial and Performance Metrics table for additional information.

(4) Includes revenues from management contracts.
(5) Includes costs from management contracts.
(6) Excludes incentive costs related to the Metro acquisition. See the section titled Reconciliation of non-GAAP measures to the most directly comparable GAAP measure.
(7) Amortization of certain intangible assets was reallocated between the physical therapy operations and IIP segments for Q1 2025 amounts to conform with current presentation.
(8) Per visit costs exclude management contract costs.
(9) Excludes certain legal costs related to business acquisitions and clinic closure costs. See the section titled Reconciliation of non-GAAP measures to the most directly comparable GAAP measure.
(10) Not meaningful.

U.S. Physical Therapy Press Release	Page 7
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND PERFORMANCE METRICS

Revenue Metrics
	Net Rate Per Patient Visit (1)		Patient Visits (1)		Average Visits Per Clinic Per Day (2)
	2026	2025	2026	2025	2026	2025

First quarter	$106.49	$105.66	1,543,144	1,443,805	31.8	31.2
Second quarter		$105.33		1,558,756		32.7
Third quarter		$105.54		1,554,207		32.2
Fourth quarter		$106.49		1,593,336		32.7
Year		$105.76		6,150,104		32.2

(1) See definition of the metrics above in the Glossary of Terms – Revenue Metrics.
(2) Excludes home-care visits.

Clinic Count Roll Forward (1)
	2026			2025
	Owned	Managed	Total	Owned	Managed	Total
Number of clinics, beginning of period	746	34	780	722	39	761
Q1 additions	13	2	15	14	-	14
Q1 closed or sold	(4)	(8)	(12)	(7)	(2)	(9)
Number of clinics, end of period	755	28	783	729	37	766
Q2 additions				6	-	6
Q2 closed or sold				(3)	(1)	(4)
Number of clinics, end of period				732	36	768
Q3 additions				16	2	18
Q3 closed or sold				(3)	(4)	(7)
Number of clinics, end of period				745	34	779
Q4 additions				11	-	11
Q4 closed or sold				(10)	-	(10)
Number of clinics, end of period				746	34	780

Q1 2026 and Q1 2025 additions	13	2	15	14	-	14
Q1 2026 and Q1 2025 closed or sold	(4)	(8)	(12)	(7)	(2)	(9)

(1) Excludes the home care business.

U.S. Physical Therapy Press Release	Page 8
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)
	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,439	$35,570
Patient accounts receivable, less provision for credit losses of $3,902 and $3,775, respectively	69,082	64,249
Accounts receivable - other	27,642	24,087
Other current assets	13,946	16,084
Total current assets	139,109	139,990
Fixed assets:
Furniture and equipment	70,376	67,891
Leasehold improvements	61,375	58,985
Fixed assets, gross	131,751	126,876
Less accumulated depreciation and amortization	(93,129)	(91,225)
Fixed assets, net	38,622	35,651
Operating lease right-of-use assets	149,202	144,197
Investment in unconsolidated affiliate	12,443	12,275
Goodwill	715,874	692,392
Other identifiable intangible assets, net	179,819	172,861
Other assets	6,988	6,644
Total assets	$1,242,057	$1,204,010

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable - trade	$6,758	$6,059
Accrued expenses	56,960	80,982
Current portion of operating lease liabilities	42,779	42,134
Current portion of term loan and notes payable	10,801	9,865
Total current liabilities	117,298	139,040
Notes payable, net of current portion	569	417
Revolving facility	74,500	30,500
Term loan, net of current portion and deferred financing costs	118,971	121,677
Deferred taxes	30,775	28,391
Operating lease liabilities, net of current portion	115,212	110,572
Other long-term liabilities	1,861	3,214
Total liabilities	459,186	433,811

Redeemable non-controlling interest - temporary equity	313,437	293,311

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
17,526,431 and 17,418,621 shares issued, respectively	175	174
Additional paid-in capital	288,140	285,522
Accumulated other comprehensive gain	978	714
Retained earnings	216,876	227,216
Treasury stock at cost, 2,296,059 shares	(37,194)	(37,194)
Total USPH shareholders’ equity	468,975	476,432
Non-controlling interest - permanent equity	459	456
Total USPH shareholders' equity and non-controlling interest - permanent equity	469,434	476,888
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$1,242,057	$1,204,010

U.S. Physical Therapy Press Release	Page 9
May 6, 2026
U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Three Months Ended
	March 31, 2026	March 31, 2025
OPERATING ACTIVITIES
Net income including non-controlling interest	$8,156	$13,468
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	6,000	5,867
Provision for credit losses	2,004	1,848
Equity-based awards compensation expense	2,310	1,771
Amortization of debt issue costs	105	106
Change in deferred income taxes	3,288	5,242
Change in revaluation of put-right liability	(363)	404
Change in fair value of contingent earn-out consideration	1,997	(4,822)
Equity of earnings in unconsolidated affiliate	(363)	(393)
Loss on sale of clinics and fixed assets	99	-
Loss on sale of a partnership	-	123
Changes in operating assets and liabilities:
Patient accounts receivable, net	(5,887)	(7,341)
Accounts receivable - other	(2,596)	774
Other current and long term assets	2,178	(6,209)
Accounts payable and accrued expenses	(11,992)	(14,229)
Other long-term liabilities	(1,128)	(1,284)
Net cash provided by (used in) operating activities	3,808	(4,675)

INVESTING ACTIVITIES
Purchase of fixed assets	(5,373)	(2,579)
Purchase of majority interest in businesses, net of cash acquired	(21,203)	(4,211)
Purchase of redeemable non-controlling interest, temporary equity	(5,113)	(907)
Purchase of non controlling interest, permanent equity	(8,973)	-
Proceeds on sale of non-controlling interest, permanent equity	50	-
Repayment of notes receivable related to sales of redeemable non-controlling interest	71	-
Proceeds on sale of partnership interest - redeemable non-controlling interest, temporary equity	221	15
Distributions from unconsolidated affiliate	195	310
Proceeds on sale of partnership interest, clinics and fixed assets	-	700
Other	324	44
Net cash (used in) investing activities	(39,801)	(6,628)

FINANCING ACTIVITIES
Proceeds from revolving facility	77,000	17,000
Payments on revolving facility	(33,000)	-
Distributions to non-controlling interest, permanent and temporary equity	(4,401)	(3,653)
Payments on term loan	(1,875)	(3,750)
Principal payments on notes payable	(575)	(473)
Payment of contingent consideration	(8,287)	-
Net cash provided by financing activities	28,862	9,124

Net (decrease) in cash and cash equivalents	(7,131)	(2,179)
Cash and cash equivalents - beginning of period	35,570	41,362
Cash and cash equivalents - end of period	$28,439	$39,183

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$332	$7,359
Interest paid	2,837	2,205
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	500	-
Purchase of redeemable non-controlling interest, temporary equity, recorded in accrued liabilities	-	6,672
Fair market value of initial contingent consideration related to purchase of businesses	-	1,259
Notes payable related to purchase of redeemable non-controlling interest, temporary equity	14	89
Notes payable related to purchase of non-controlling interest, permanent equity	16	-
Notes receivable related to sale of redeemable non-controlling interest, temporary equity	3,649	646
Notes receivable related to the sale of non-controlling interest, permanent equity	527	-
Offset to notes receivable associated with purchase of redeemable non-controlling interest	72	180
Dividends payable to USPH shareholders	7,006	6,836

U.S. Physical Therapy Press Release	Page 10
May 6, 2026

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP MEASURE

The following tables provide details of the basic and diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Adjusted EBITDA and Operating Results. The tables also provide a reconciliation of additional non-GAAP measures to the most comparable GAAP measure. Management believes providing Adjusted EBITDA and Operating Results to investors is useful for comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures. Management uses Adjusted EBITDA and Operating Results, which eliminate certain items described above that can be subject to volatility and unusual costs, as the principal measures to evaluate and monitor financial performance period over period.

Adjusted EBITDA, a non-GAAP measure, is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, change in fair value of contingent earn-out consideration, changes in revaluation of put-right liability, equity-based awards compensation expense, clinic closure costs, business acquisition related costs, costs related to a one-time financial and human resources systems upgrade, loss on sale of a partnership and other income and related portions for non-controlling interests.

Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders less changes in revaluation of a put-right liability, clinic closure costs, loss on sale of a partnership, changes in fair value of contingent earn-out consideration, business acquisition related costs, costs related to a one-time financial and human resources systems upgrade and any allocations to non-controlling interests, all net of taxes. Operating Results per share also excludes the impact of the revaluation of redeemable non-controlling interest and the associated tax impact.

Adjusted EBITDA and Operating Results are not measures of financial performance under GAAP. Adjusted EBITDA, Operating Results and other non-GAAP measures should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 11
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA, OPERATING RESULTS AND EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
	Three Months Ended
	March 31, 2026	March 31, 2025
Adjusted EBITDA (a non-GAAP measure)
Net income attributable to USPH shareholders	$5,038	$9,899
Adjustments:
Provision for income taxes	2,407	3,860
Depreciation and amortization	6,000	5,867
Interest expense, debt and other, net	2,791	2,279
Interest income from investments	(16)	(24)
Equity-based awards compensation expense	2,310	1,771
Change in revaluation of put-right liability	(363)	404
Loss (gain) on change in fair value of contingent earn-out consideration	1,997	(4,822)
Clinic closure costs (1)	(68)	242
Business acquisition related costs (2)	537	480
ERP implementation costs (3)	308	62
Loss on sale of a partnership	-	123
Other income	(131)	(75)
Allocation to non-controlling interests	(569)	(527)
	$20,241	$19,539

Operating Results (a non-GAAP measure)
Net income attributable to USPH shareholders	$5,038	$9,899
Adjustments:
Loss (gain) on change in fair value of contingent earn-out consideration	1,997	(4,822)
Change in revaluation of put-right liability	(363)	404
Clinic closure costs (1)	145	242
Business acquisition related costs (2)	537	480
ERP implementation costs (3)	308	62
Loss on sale of a partnership	-	123
Allocation to non-controlling interest	(3)	(10)
Tax effect at statutory rate (federal and state)	(696)	935
	$6,963	$7,313

Operating Results per share (a non-GAAP measure)	$0.46	$0.48

Earnings per share
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$5,038	$9,899
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	(9,369)	2,903
Tax effect at statutory rate (federal and state)	2,487	(742)
	$(1,844)	$12,060

Earnings (loss) per share (basic and diluted)	$(0.12)	$0.80

Shares used in computation - basic and diluted	15,167	15,132

(1) Costs associated with the closure of four and seven clinics (owned) during Q1 2026 and Q1 2025, respectively and for purposes of Operating Results includes accelerated depreciation related to closed clinics. See Clinic Count Roll Forward for additional information.

(2) Primarily consists of retention bonuses, as well as legal and consulting expenses related to the acquisition of equity interests in certain partnerships, and includes costs associated with entering into hospital affiliation contracts.

(3) Consists of costs related to a one-time financial and human resources systems upgrade.

U.S. Physical Therapy Press Release	Page 12
May 6, 2026

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECONCILIATION OF OTHER NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES

	Three Months Ended
	March 31, 2026
	As Reported (GAAP)	Clinic Closure Costs (1)	Metro Incentive Costs (2)	Business Acquisition Related Costs (3)	ERP Implementation Costs (4)	Change in Fair Value of Contingent Earn-out Consideration	As Adjusted (Non-GAAP)
	(in thousands, except per visit data and percentages)
Corporate office costs	$18,274	$-	$-	$(430)	$(308)	$-	$17,536
Corporate office costs as a percentage of revenue	9.2%			(0.2%)	(0.2%)		8.8%
Operating income	$12,481	$145	$260	$537	$308	$1,997	$15,728

Segment information - Physical Therapy Operations

Salaries and related costs, clinics (5)	$99,325	$-	$(260)	$-	$-	$-	$99,065
Operating costs, clinics (5)	$139,872	$(145)	$(260)	$(107)	$-	$-	$139,360
Gross profit	$26,497	$145	$260	$107	$-	$-	$27,009
Gross profit margin	15.8%	*	*	*			16.1%
Number of visits	1,543,144						1,543,144
Salaries and related costs per visit (5)	$64.37	$-	$(0.17)	$-	$-	$-	$64.20
Operating costs per visit (5)	$90.64	$(0.09)	$(0.17)	$(0.07)	$-	$-	$90.31

(1) Costs associated with the closure of four clinics (owned) during Q1 2026. Also includes accelerated depreciation related to closed clinics. See Clinic Count Roll Forward for additional information.

(2) Certain earnout bonuses and incentive costs related to the Metro acquisition.
(3) Includes expenses related to the acquisitions of equity interests in certain partnerships and includes costs associated with entering into hospital affiliation contracts.
(4) Includes costs related to a one-time financial and human resources systems upgrade.
(5) Excludes costs related to management contracts.
* Not meaningful

	Three Months Ended
	March 31, 2025
	As Reported (GAAP)	Clinic Closure Costs (1)	Metro Incentive Costs (2)	Business Acquisition Related Costs (3)	ERP Implementation Costs (4)	Change in Fair Value of Contingent Earn-out Consideration	As Adjusted (Non-GAAP)
	(in thousands, except per visit data and percentages)

Corporate office costs	$16,245	$-	$-	$(480)	$(62)	$-	$15,703
Corporate office costs as a percentage of revenue	8.8%			(0.3%)	*		8.5%
Operating income	$19,642	$242	$75	$480	$62	$(4,822)	$15,679

Segment information - Physical Therapy Operations

Salaries and related costs, clinics (5)	$91,799	$-	$(75)	$-	$-	$-	$91,724
Operating costs, clinics (5)(6)	$128,479	$(242)	$(75)	$-	$-	$-	$128,162
Gross profit	$25,959	$242	$75	$-	$-	$-	$26,276
Gross profit margin	16.6%	*	*				16.8%
Number of visits	1,443,805						1,443,805
Salaries and related costs per visit (5)	$63.58	$-	$(0.05)	$-	$-	$-	$63.53
Operating costs per visit (5) (6)	$88.99	$(0.17)	$(0.05)	$-	$-	$-	$88.77

(1) Costs associated with the closure of seven clinics (owned) during Q1 2025. See Clinic Count Roll Forward for additional information.
(2) Certain earnout bonuses and incentive costs related to the Metro acquisition.
(3) Includes expenses related to the acquisitions of equity interests in certain partnerships.
(4) Includes costs related to a one-time financial and human resources systems upgrade.
(5) Excludes costs related to management contracts.
(6) Amortization of certain intangible assets was reallocated between the physical therapy operations and IIP segments for Q1 2025 amounts to conform with current presentation.
* Not meaningful